UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     Results of Operations and Financial Conditions.

On February 10 , 2012, Samson Oil & Gas Limited (the “Company”) filed its Australian Stock Exchange (ASX) half year financial report for the period ended December 31, 2011, with the ASX. A copy of the ASX half year financial report is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Company’s Compensation Committee awarded the Company’s executive officers performance bonuses for the calendar year 2011. The cash bonuses were based upon the officers’ annual compensation and the difference between the combined volume weighted average price for the Company’s ordinary shares and American Depositary Shares in December 2011 compared to the corresponding prices in December 2010. The terms of the 2011 cash bonuses are set forth in each officer’s employment agreement (with the exception of Denis Rakich) with the Company which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended June 30, 2011. The amounts granted to each officer were as follows:

Terence M. Barr: $250,800

David Ninke: $137,712

Dan Gralla: $127,680

Robyn Lamont: $106,248

Denis Rakich: A$54,720. The US$ equivalent of A$54,720 as of February 8, 2012 was $59,098 (A$1.00=U.S.$1.0800).

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	ASX half year financial report of Samson Oil & Gas Limited for the period ended December 31, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	ASX half year financial report of Samson Oil & Gas Limited for the period ended December 31, 2011.